UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2012

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.03.  Material Modification to Rights of Security Holders.

At the Registrant’s annual stockholders meeting on May 22, 2012 (the “Annual Meeting”), changes to the Registrant’s certificate of incorporation (“Certificate”) were approved. The changes became effective on May 23, 2012, when the Registrant filed an amendment to the Certificate with the Secretary of State of Delaware.  The Certificate was then restated to reflect the amendment and was filed with the Secretary of State of Delaware on May 23, 2012.  Article Seventh was amended to reduce from 20% to 10% the percentage of the outstanding common stock necessary to require that a special stockholders meeting be called.  Article Seventh was also amended to remove a provision that prohibited stockholders from acting by written consent.  A new Article Eleventh was added to grant holders of not less than 10% of the outstanding common stock the right to act by written consent, subject to certain procedural provisions.  The foregoing description of the changes to the Certificate is qualified in its entirety by reference to the full text of the Certificate attached as Exhibit 3(i), which is incorporated herein by reference.

On May 23, 2012, amendments to the Registrant’s Amended and Restated Bylaws (“Bylaws”) became effective.  Article II, Section 5 of the Bylaws was amended to decrease the ownership threshold required for stockholder requested special meetings from not less than 20% to not less than 10% of the outstanding common stock; to clarify that a request to remove directors without electing replacements will not be deemed an item similar to the election of directors; and to eliminate the prohibition on calling special meetings to act on a matter similar to one considered at another stockholders meeting held within the prior 90-day period.  Article II, Section 14 was amended to add procedures for stockholders to exercise the right to act by written consent.  To describe the lead director’s role, Article III, Section 10 was added and subsequent sections renumbered; Article III, Section 11 was amended; and Article VI, Section 5 was amended.  In addition, various minor changes were made to Article II, Sections 7, 16 and 17, and Article III, Section 2, to improve readability.  The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws attached as Exhibit 3(ii), which is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2012, amendments to the Registrant’s Bylaws became effective.  The Bylaws were amended as described in the second paragraph of Item 3.03, which paragraph is incorporated in this Item 5.03 by reference.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 21, 2012, the Registrant’s Audit Committee and Board of Directors approved a revised Code of Ethics (“Code”).  The Code was updated to reflect the Registrant’s values, vision, and culture in a more contemporary format.  The foregoing description of Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14, which is incorporated herein by reference.

Section 8 — Other Events

Item 8.01.  Other Events.

Information Required in Registration Statement

In order to revise and clarify the description of its securities (specifically, the number of shares of common stock outstanding and the first two bulleted provisions summarized under the change in control paragraph), the registrant amends its General Form for Registration of Securities Pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 10 (the “Registration”) by amending and restating Item 11 to read as follows:

Item 11.  Description of Registrant’s Securities to be Registered.

The Allstate Corporation is incorporated in the State of Delaware. The following description is qualified in its entirety by reference to the relevant provisions of Delaware law and Allstate’s restated certificate of incorporation and bylaws, which govern the rights of Allstate stockholders.

Authorized Capital Stock

As of May 23, 2012, the authorized capital stock of Allstate was 2,025,000,000 shares. Those shares consisted of 25,000,000 shares of preferred stock, par value of $1.00 per share, none of which were issued and outstanding; and 2,000,000,000 shares of common stock, par value of $0.01, of which 900,000,000 were issued.  490,522,157 shares of common stock were outstanding as of April 30, 2012.

Common Stock

Outstanding shares of Allstate common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange under the ticker symbol “ALL.” Common stockholders may receive dividends as and when declared by the Allstate board of directors. Dividends may be paid in cash, stock, or other form.  In certain cases, common stockholders may not receive dividends until obligations of any preferred stockholders have been satisfied. All outstanding shares of common stock are fully paid and non-assessable. Each share of common stock is entitled to one vote for each nominee in the election of directors and one vote on each other matter. Common stockholders are not entitled to preemptive or cumulative voting rights. Common stockholders will be notified of any stockholders meeting in accordance with applicable law. If Allstate liquidates, dissolves, or winds-up its business, common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the Allstate authorized preferred stock.

The Allstate board of directors can, without approval of the stockholders, issue one or more series of preferred stock. The Allstate board can also determine the number of shares of each series and the rights, preferences, and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights, and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred shares could delay a change in control of Allstate and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock.

No series of preferred stock is currently authorized for issuance by the Allstate board.

Stockholder Voting Requirements

Directors are elected if they receive the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present.  A majority of votes cast means the number of shares voted “FOR” a director exceeds 50% of the votes cast with respect to that director’s election.  Votes cast shall include votes to withhold authority in each case and exclude abstentions.

Except as otherwise provided in Allstate’s certificate of incorporation or in its bylaws or as required by law, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter.

Change in Control

Some provisions of Allstate’s certificate of incorporation and bylaws are designed to enhance or have the effect of enhancing the ability of the Allstate board of directors, and ultimately the stockholders, to negotiate with potential acquirers from a strong position and to protect stockholders against unfair or unequal treatment in an attempt to acquire Allstate. However, these provisions could have the effect of delaying, deferring, or preventing a change in control of Allstate or could operate with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of Allstate’s assets, or its liquidation. The following is a summary of those provisions.

•                  Allstate’s bylaws require prior notice of any business that a stockholder intends to bring before an annual or special stockholders meeting.

•                  Allstate’s restated certificate of incorporation allows stockholders owning not less than 10% of all outstanding common stock the right to require that a special stockholders meeting be called, subject to certain bylaw provisions.  In addition, special stockholders meetings may be called at any time by the chairman of the board and shall be called by the chairman of the board at the written request of a majority of the board of directors.

•                  Under Allstate’s restated certificate of incorporation, stockholders must own at least 10% of all outstanding common stock in order to begin the process to act by written consent, subject to certain bylaw provisions.

•                  Delaware law generally prohibits an interested stockholder (under Delaware law, a stockholder owning 15% or more of a public Delaware corporation’s outstanding voting stock) from engaging in business combinations involving the corporation during the three years after the date the person became an interested stockholder unless, among other things:

•                  Prior to such date, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  Upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced; or

•                  At or after such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Such prohibition, however, does not apply if a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and, except for inadvertently becoming an interested stockholder, was not an interested stockholder in the three years prior to completion of the business combination.

These business combinations include mergers, consolidations, sales of assets, and transactions benefiting the interested stockholder. Allstate has not opted out of these provisions of Delaware law.

Section 9 — Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description

3(i)	Restated Certificate of Incorporation dated May 23, 2012
3(ii)	The Allstate Corporation Amended and Restated Bylaws, as amended May 23, 2012
14	The Allstate Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Jennifer M. Hager
	Name:	Jennifer M. Hager
	Title:	Vice President, Assistant General Counsel, and Assistant Secretary

Date: May 23, 2012